SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 17, 2009
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey		07083

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
On August 17, 2009, the Company announced the appointment of Donald Michael Harlan, Jr. to the newly created position of Executive Vice President and Chief Operating Officer of the Company.
Prior to his appointment, Mr. Harlan, 52, served as Chief Executive Officer of Nomad Innovations, LLC, a business developing turnkey wireless broadband systems. In addition, Mr. Harlan was formerly President and Chief Operating Officer of Conforma Clad, Inc., a manufacturer of high performance industrial wear protection. Mr. Harlan was also previously employed by AlliedSignal Inc., and McKinsey & Company, Inc.
In connection with the appointment, the Company entered into an employment agreement with Mr. Harlan effective August 17, 2009. The agreement provides for an annual base salary of $260,000, which will be reviewed annually by the board of directors, and for a minimum bonus of $78,000 for the Company’s current fiscal year ending March 31, 2010. The agreement provides that 15% of the bonus will be paid in common stock of the Company. Mr. Harlan will also receive an option to purchase 100,000 shares of the Company’s common stock at the closing price on the date immediately preceding the effective date of his employment agreement, with one-third of the option grant becoming exercisable on each of the first, second and third anniversaries of his employment agreement; the term of the option is 10 years, subject to earlier termination in the event of certain conditions. Mr. Harlan will also be eligible to participate in the Company’s incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.
If Mr. Harlan’s employment is terminated by the Company without cause at any time within the first two years of employment, he will be entitled to receive severance pay equal to one year’s base salary, exclusive of bonuses, and the continuation of employee benefits for a period of one year. In the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of the change in control, Mr. Harlan will be entitled to receive a cash payment equal to two years’ base salary and the average of any bonuses for two years. In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.
Reference is made to the Company’s press release, dated August 17, 2009 and attached hereto as Exhibit 99.1 to this Form 8-K, the subject of which is the appointment of Mr. Harlan as Chief Operating Officer of the Company.
ITEM 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None

     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits

Exhibit	Description

99.1	Press Release of the Company dated August 17, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Executive Vice President,
Chief Financial Officer and Treasurer

Date: August 19, 2009

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